                                                                     Exhibit 3.3

                                State of Delaware
                                                                         PAGE 1

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "LOUISIANA GENERATING LLC", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 1996, AT 9 O'CLOCK A.M.


                                                /s/ Edward J. Freel
                              [SEAL]         -----------------------------------
                                             Edward J. Freel, Secretary of State

2634227 8100                                     AUTHENTICATION:  0345187

                                                           DATE:  03-28-00
001156990

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 06/14/1996
    960174120 - 2634227

                            CERTIFICATE OF FORMATION

                                       OF

                             LOUISIANA GENERATING LLC

      The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

      1. Name: the name of the limited liability company is Louisiana Generating
         ----
LLC.

      2. Registered Office and Agent: The address of the registered office of
         ---------------------------
the limited liability company is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent for service of process at such address is Corporation Service Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Louisiana Generating LLC this 14th day of June, 1996.


                                                          /s/ [illegible]
                                                       -------------------------
                                                          Authorized Person

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            LOUISIANA GENERATING LLC

                        --------------------------------

      1. The name of the limited liability company is Louisiana Generating LLC.

      2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The Registered Office and Agent should be changed as follows:

The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Louisiana Generating LLC this 6th day of March, 2000.


                                         /s/ Craig A. Mataczynski
                                         ---------------------------------------
                                         Craig A. Mataczynski, Authorized Person